UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2023

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 817-9012

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2023, Krishna Gupta tendered his resignation as interim Chief Executive Officer of Presto Automation Inc. (the “Company”) effective immediately. Mr. Gupta remains a director and Chairman of the Board.

On August 1, 2023, the Board appointed Xavier Casanova to serve as Chief Executive Officer. Mr. Casanova, 47, has served as Chief Operating Officer of the Company since March 2023. He previously served as Chief Product Officer of Presto since July 2022. Prior to joining Presto, Mr. Casanova was Founder and Chief Executive Officer of Everystep, a provider of ways for brands to connect with customers to drive sustainability outcomes. Prior to that, he was Founder and Chief Executive Officer of Liveclicker, a provider of real-time personalization solutions for business to consumer marketers, from January 2008 until the company’s acquisition by the Campaign Monitor (the CM Group) in July 2018. He continued to serve as the General Manager of the Liveclicker business segment until October 2019. Mr. Casanova has founded other technology driven start-up companies, such as Wambo and Everystep. Mr. Casanova holds a B.S. in Math and Computer Science from École Polytechnique in France and a Master of Science in Electrical Engineering from Stanford University.

On August 1, 2023, the Board appointed Stanley Mbugua to serve as Interim Chief Financial Officer. Mr. Mbugua has served as Chief Accounting Officer of the Company since March 2023, a role in which he will remain while serving as Interim Chief Financial Officer. Prior to joining the Company, Mr. Mbugua served as Chief Accounting Officer at Skillz Inc. (NYSE: SKLZ), a mobile eSports platform, a position he held since 2021.  Mr. Mbugua served as Group Vice President and Chief Accounting Officer of Rimini Street, a software company delivering third-party enterprise software support for Oracle, SAP, JD Edwards, PeopleSoft, Siebel, and other applications, from 2017 to 2021.  From 2015 to 2017, Mr. Mbugua served as Senior Director and Corporate Controller at Lattice Semiconductor, a manufacturer of high-performance programmable logic devices.  Mr. Mbugua is a Certified Public Accountant and has a Bachelor’s degree in Commerce (Accounting Major) from the University of Nairobi.

The Company is in the process of finalizing the compensation and terms of separation of the Company with Mr. Gupta and determining potential changes to the compensation arrangements for Messrs. Casanova and Mbugua.

There are no other arrangements or understandings pursuant to Mr. Casanova’s appointment as Chief Executive Officer or Mr. Mbugua’s appointment as Interim Chief Financial Officer. There are no family relationships among any of the Company’s executive officers, members of the Board and Mr. Casanova or Mr. Mbugua, and there are no transactions with Mr. Casanova or Mr. Mbugua that require disclosure pursuant to Item 404(a) of Regulation S-K.

On August 1, 2023, the Board appointed Ed Scheetz, an independent member of the Board, to serve as the Company’s Lead Independent Director, effective immediately. Scott Raskin, who formerly held that position, will continue to serve as a director.

A copy of the related press release announcing the resignation of Mr. Gupta and the appointment of Mr. Casanova and Mr. Mbugua is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 1, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

By:	/s/ Susan Shinoff
	Name:	Susan Shinoff
	Title:	General Counsel & Corporate Secretary

Dated: August 1, 2023